UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007

LKQ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL 60602
 (Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Debt Financing

As reported in its Current Report on Form 8-K filed on July 17, 2007, in connection with the financing of its proposed acquisition of Keystone Automotive Industries, Inc. (“Keystone”) for an aggregate purchase price before transaction costs of approximately $811 million (the “Keystone Acquisition”), LKQ Corporation (“LKQ”) entered into a debt financing commitment letter with affiliates of Lehman Brothers Inc. and Deutsche Bank Securities, Inc. to provide approximately $1.09 billion in debt financing, consisting of (1) a seven-year, $840 million first-lien term loan facility, (2) a six-year, $100 million revolving credit facility, and (3) a seven-and-one-half year, $150 million second-lien term loan facility.

All of the obligations under the first-lien credit facility will be unconditionally guaranteed by each of LKQ’s direct and indirect domestic subsidiaries (the "Guarantors"). Obligations under the first-lien credit facility, including the related guarantees, will be secured by a first priority security interest in all of (i) the stock, other equity interests and promissory notes owned by LKQ and the Guarantors, provided that not more than 65% of the total outstanding voting stock of any direct or indirect non-U.S. subsidiary of LKQ which is a "controlled foreign corporation" shall be required to be pledged, and (ii) the other tangible and intangible assets owned by LKQ and the Guarantors, including, without limitation, receivables, cash and securities deposit accounts, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment, and real estate, but excluding immaterial owned real property and motor vehicles.

Amounts under the first-lien term loan facility will be due and payable in quarterly installments equal to 0.25% of the initial aggregate principal amount during the first six and three-fourths years, with the balance payable in full in year seven. Amounts under the revolving credit facility will be due and payable in full in year six. LKQ will also be required to prepay the first-lien term loan facility upon the sale of certain assets, upon the incurrence of certain debt, upon receipt of certain insurance and condemnation proceeds, and with up to 50% of our excess cash flow (subject, in the case of excess cash flow, to step-downs based on our total leverage ratio).

Indebtedness under the first-lien credit facility will bear interest, at LKQ’s option, at (i) a base rate (the higher of (x) the rate that the Administrative Agent (which will be Lehman Commercial Paper Inc.) (the "Administrative Agent") announces from time to time as its prime lending rate, as in effect from time to time, and (y) 1/2 of 1% in excess of the overnight federal funds rate) plus an applicable margin currently expected to be 1.00% per annum, or (ii) a Eurodollar rate as determined by the Administrative Agent for the respective interest period plus an applicable margin currently expected to be 2.00% per annum, except that indebtedness in respect of swingline loans shall bear interest only at the rate referred to in clause (i). The interest rates could, under certain circumstances, increase from between 0.25% to 0.75%. The applicable margin for loans under the revolving credit facility will be subject to quarterly step-downs based upon LKQ’s total leverage ratio and the interest rate option we choose. Interest will be payable quarterly in arrears, except that interest calculated under clause (ii) will be payable in arrears on the last day of the relevant interest period and, for any interest period longer than three months, quarterly. Any default in the payment of principal, interest, or other overdue amounts shall bear interest at 2% above the rate otherwise applicable (or, if there is no applicable rate, at 2% above the rate referred to in clause (i) above). All overdue amounts shall be payable on demand.

LKQ’s first-lien credit facility agreement will contain customary representations and warranties, and will contain customary covenants that restrict LKQ’s ability to, among other things (i) incur liens, (ii) incur any indebtedness (including guarantees or other contingent obligations), (iii) engage in mergers and consolidations, (iv) engage in sales, transfers, and other dispositions of property and assets (including sale-leaseback transactions), (v) make loans, acquisitions, joint ventures, and other investments, (vi) make dividends and other distributions to, and redemptions and repurchases from, equity holders, (vii) prepay, redeem, or repurchase certain debt, (viii) make changes in the nature of LKQ’s business, (ix) amend our organizational documents, or amend or otherwise modify certain of LKQ’s debt documents, (x) change our fiscal quarter and fiscal year ends, (xi) enter into transactions with our affiliates, (xii) make dividends, loans, and other transfers by our subsidiaries, and (xiii) issue certain equity interests. LKQ’s first-lien credit facility will also require LKQ to comply with certain financial and affirmative covenants, including, without limitation, using the cash on hand of Keystone to repay outstanding loans under LKQ’s revolving credit facility within five days of the closing date.

LKQ’s first-lien credit facility agreement will contain events of default that will include, but may not be limited to, (i) LKQ’s failure to pay principal when due or interest, fees or other amounts after grace periods to be mutually agreed upon, (ii) covenant defaults, (iii) LKQ’s material breach of any representation or warranty, (iv) cross defaults to certain other indebtedness, (v) bankruptcy, insolvency, or other similar proceedings, (vi) LKQ’s inability to pay debts, (vii) monetary judgment defaults over an amount to be mutually agreed upon and material nonmonetary judgment defaults, (viii) customary ERISA and environmental defaults, (ix) actual or asserted invalidity of any material provision of the loan documentation or impairment of a portion of the collateral to be agreed upon, and (x) a change of control.

The proceeds of the debt financing are intended to finance the payment of the consideration for the Keystone Acquisition, the repayment or refinancing of certain of LKQ’s debt outstanding on the closing date of the Keystone Acquisition, and to pay fees and expenses related to these transactions, and, in the case of the revolving facility, to fund general working capital requirements after the closing date of the Keystone Acquisition.  The proceeds LKQ expects to receive from the proposed stock offering described below are expected to eliminate its need to enter into the $150 million second-lien term loan facility and to reduce to $750 million the amount LKQ would borrow under the $840 million first-lien term loan facility.

Proposed Stock Offering

Today LKQ intends to file a preliminary prospectus supplement relating to the proposed sale of shares of its common stock under LKQ’s prospectus filed with the Securities and Exchange Commission pursuant to LKQ’s automatic shelf registration statement on Form S-3ASR (No. 333-133910) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on May 9, 2006.  The proposed offering includes 8,500,000 primary shares to be sold by LKQ and 1,500,000 secondary shares to be sold by selling stockholders.  LKQ will not receive any proceeds from the sale of shares of its common stock by the selling stockholders.

LKQ intends to use its net proceeds from the proposed offering, along with the proceeds from the debt financing described above, to finance the Keystone Acquisition, repay or refinance certain of LKQ’s debt outstanding on the closing date of the Keystone Acquisition, and to pay fees and expenses associated with these transactions (collectively, the “Transactions”).

The prospectus supplement forming part of the Registration Statement will incorporate by reference (i) the audited consolidated financial statements of Keystone as of March 31, 2006 and March 30, 2007 and for each of the three years in the period ended March 30, 2007, and the unaudited interim consolidated  financial statements of Keystone as of June 29, 2007 and for the 13-week periods ended June 29, 2007 and June 30, 2006 and (ii) the unaudited pro forma combined condensed financial information of LKQ for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007 that give effect to the Transactions, which are attached as Exhibits 99.1 and 99.2 hereto, respectively.

The closing of the proposed stock offering is not conditioned on the closing of the debt financing or the Keystone Acquisition, and LKQ expects to close the proposed stock offering prior to completing either the debt financing or the Keystone Acquisition.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. The proposed stock offering is being made only by means of the prospectus and prospectus supplement relating to that offering, a copy of which may be obtained from the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, 28th Floor, Milwaukee, Wisconsin 53202-5391.  An electronic copy of the prospectus and prospectus supplement is available on the Securities and Exchange Commission website at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

The audited consolidated financial statements of Keystone as of March 31, 2006 and March 30, 2007 and for each of the three years in the period ended March 30, 2007, and the unaudited interim consolidated financial statements of Keystone for the
13-week period ended June 29, 2007 are attached as an exhibit hereto and listed in Item 9.01(d).

(b)  Pro Forma Financial Information

The unaudited pro forma combined condensed financial information of LKQ giving effect to the Transactions for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007 is attached as an exhibit hereto and listed in
Item 9.01(d).

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP.
99.1

Audited Consolidated Financial Statements of Keystone Industries, Inc. as of March 31, 2006 and March 30, 2007 and for each of the three years in the period ended March 30, 2007, and unaudited interim consolidated financial statements of Keystone Industries, Inc. as of June 29, 2007 and for the 13-week period ended June 29, 2007.

99.2

Unaudited Pro Forma Combined Condensed Financial Statements of LKQ Corporation giving effect to the Transactions for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 5, 2007

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP.
99.1

Audited Consolidated Financial Statements of Keystone Industries, Inc. as of March 31, 2006 and March 30, 2007 and for each of the three years in the period ended March 30, 2007, and unaudited interim consolidated financial statements of Keystone Industries, Inc. as of June 29, 2007 and for the 13-week period ended June 29, 2007.

99.2

Unaudited Pro Forma Combined Condensed Financial Statements of LKQ Corporation giving effect to the Transactions for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007.